EXHIBIT 99.1
Contact: TomoTherapy Incorporated
Thomas E. Powell, CFO
608-824-2800
TomoTherapy Announces First Quarter Financial Results
Reports $42 Million of Revenue; $32 Million of Equipment Orders
Madison, Wis. — April 27, 2010 — TomoTherapy Incorporated (NASDAQ: TOMO), producer of the Hi·Art® treatment system and other products for advanced radiation therapy, today released financial results for the first quarter ended March 31, 2010.
First Quarter Results
First quarter 2010 revenue was $42.1 million, an increase of 37% from $30.6 million in the first quarter of 2009. The company reported a first quarter 2010 loss from operations of $6.0 million, a 57% decrease from the $14.0 million loss from operations for the same period last year. The company incurred a net loss attributable to shareholders of $4.7 million, or $0.09 per share, for the first quarter of 2010, compared to a net loss of $13.0 million, or $0.26 per share, for the first quarter of 2009.
As of March 31, 2010, the company had $148.7 million of cash, cash equivalents and short-term investments, representing a $5.6 million decrease from December 31, 2009. The company received $6.5 million in proceeds from third-party investors related to the issuance of CPAC common stock during the first quarter of 2010. As of March 31, 2010, the company had minimal debt and there were no borrowings against the company’s credit facility.
As of March 31, 2010, the company had a revenue backlog of $134.2 million, a 1% decrease from the $135.8 million backlog as of December 31, 2009. The backlog includes $32.1 million of equipment orders received during the first quarter of 2010. One order was removed from backlog during the first quarter due to a cancellation resulting from a change to the customer’s business plans. Backlog includes only firm orders that the company believes are likely to ship within the next two years. Backlog does not include any revenue from service contracts, which represents a growing portion of the company’s overall revenue.
“Our first quarter financial results, which were in line with our internal expectations, reflect a modest improvement over the same period last year,” said Fred Robertson, TomoTherapy’s CEO. “That said, we recognize there is substantial opportunity for further improvement, and we continue to take steps to enhance our performance and drive toward profitability. Importantly, despite continued volatility in the global economy during the quarter, our capital position remained strong as we carefully monitored our ongoing expenditures and managed our cash resources.”

Outlook
The company reaffirms its revenue and earnings guidance for full-year 2010. Management still expects 2010 revenue to be comparable to 2009 revenue of $170 million to $190 million, with a net loss attributable to shareholders in the range of $0.65 to $0.85 per share. Consistent with prior years, management is not providing specific quarterly guidance at this time. However, similar to 2009, management anticipates that the timing of expected customer deliveries will result in revenues being slightly back-end loaded during 2010.
Robertson concluded, “Given our first quarter performance and the overall economic environment, we remain on track to deliver results in line with our previously announced guidance. While there is still some uncertainty with respect to macro conditions, we are encouraged by the improving trends and remain cautiously optimistic for the balance of the year. We continue to make good progress on several key initiatives, including diversifying our product offering, expanding our global market presence, and implementing efficiency improvements in our customer service organization. During the quarter, we maintained a high uptime of 98 percent and continued to focus on effective cost management, which further supports our strong capital position. As always, TomoTherapy’s commitment to advancing cancer care remains steadfast. We are intensely focused on the quality and safety of our products and on delivering the best care to cancer patients worldwide.”
Investor Conference Call
TomoTherapy will conduct a conference call regarding its first quarter 2010 results at 5:00 p.m. ET today, April 27, 2010 (4:00 p.m. CT). To hear a live Webcast or replay of the call, visit the Investor Relations page at TomoTherapy.com, where it will be archived for two weeks. To access the call via telephone, dial 1-866-383-7989 from inside the United States or 1-617-597-5328 from outside the United States, and enter pass code 58209934. The replay can be accessed by dialing 1-888-286-8010 from inside the United States or 1-617-801-6888 from outside the United States and entering pass code 87450015. The telephone replay will be available through 11:59 p.m. CT on May 4, 2010.

About TomoTherapy Incorporated
TomoTherapy Incorporated develops, markets and sells advanced radiation therapy solutions that can be used to efficiently treat a wide variety of cancers, from the most common to the most complex. The ring gantry-based TomoTherapy® platform combines integrated CT imaging with conformal radiation therapy to deliver sophisticated radiation treatments with speed and precision while reducing radiation exposure to surrounding healthy tissue. TomoTherapy’s suite of solutions include its flagship Hi ·Art® treatment system, which has been used to deliver more than three million CT-guided, helical intensity-modulated radiation therapy (IMRT) treatment fractions; the TomoHD™ treatment system, designed to enable cancer centers to treat a broader patient population with a single device; and the TomoMobile™ relocatable radiation therapy solution, designed to improve access and availability of state-of-the-art cancer care. TomoTherapy’s stock is traded on the NASDAQ Global Select Market under the symbol TOMO. To learn more about TomoTherapy, please visit TomoTherapy.com.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning market acceptance of the company’s technology; growth drivers; the company’s orders, revenue, backlog or earnings growth; future financial results and any statements using the terms “should,” “believe,” “outlook,” “expect,” “anticipate” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include: demand for the company’s products; impact of sales cycles and competitive products and pricing; the effect of economic conditions and currency exchange rates; the company’s ability to develop and commercialize new products; its reliance on sole or limited-source suppliers; its ability to increase gross margins; the company’s ability to meet U.S. Food and Drug Administration (FDA) and other regulatory agency product clearance and compliance requirements; the possibility that material product liability claims could harm future revenue or require the company to pay uninsured claims; the company’s ability to protect its intellectual property; the impact of managed care initiatives, other health care reforms and/or third-party reimbursement levels for cancer care; potential loss of key distributors or key personnel; risk of interruptions to the company’s operations due to terrorism, disease or other events beyond the company’s control; and the other risks listed from time to time in the company’s filings with the U.S. Securities and Exchange Commission, which by this reference are incorporated herein. TomoTherapy assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events or otherwise.

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2010	2009

Revenue:
Product	$29,229	$21,133
Service and other	12,851	9,490

Total revenue	42,080	30,623

Cost of revenue:
Product	12,785	11,745
Service and other	16,691	16,339

Total cost of revenue	29,476	28,084

Gross profit	12,604	2,539

Operating expenses:
Research and development	7,540	5,849
Selling, general and administrative	11,034	10,652

Total operating expenses	18,574	16,501

Loss from operations	(5,970)	(13,962)
Other income (expense):
Interest income	531	697
Interest expense	(11)	(14)
Other expense, net	(448)	(256)

Total other income	72	427

Loss before income tax and noncontrolling interests	(5,898)	(13,535)
Income tax benefit	44	100

Net loss	(5,854)	(13,435)
Noncontrolling interests	1,176	436

Net loss attributable to shareholders	$(4,678)	$(12,999)

Weighted-average common shares outstanding — basic and diluted	51,566	50,592

Loss per common share — basic and diluted	$(0.09)	$(0.26)

TOMOTHERAPY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31,	December 31,
	2010	2009

ASSETS
Cash and cash equivalents (CPAC balances of $6,300 and $1,590, respectively)	$92,071	$76,108
Short-term investments	56,632	78,225
Receivables, net	33,660	33,559
Inventories, net	53,555	47,669
Prepaid expenses and other current assets (CPAC balances of $939 and $494, respectively)	4,326	3,633

Total current assets	240,244	239,194
Property and equipment, net (CPAC balances of $1,152 and $555, respectively)	18,383	18,628
Other non-current assets, net (CPAC balances of $25 and $30, respectively)	11,582	12,429

TOTAL ASSETS	$270,209	$270,251

LIABILITIES AND EQUITY
Accounts payable (CPAC balances of $443 and $24, respectively)	$11,812	$6,269
Accrued expenses (CPAC balances of $62 and $20, respectively)	17,384	19,588
Accrued warranty	3,579	4,173
Deferred revenue	32,780	34,145
Customer deposits	10,567	13,266

Total current liabilities	76,122	77,441
Other non-current liabilities (CPAC balances of $19 and $18, respectively)	3,995	5,475

TOTAL LIABILITIES	80,117	82,916

Total shareholders’ equity	180,831	183,424
Noncontrolling interests	9,261	3,911

TOTAL EQUITY	190,092	187,335

TOTAL LIABILITIES AND EQUITY	$270,209	$270,251

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